Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John W. Alexander, Chief Executive Officer, and William R. Jacobs, Chief Financial Officer, of Northfield Bancorp, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Amendment No. 1 to the Annual Report of the Company on Form 10-K/A for the year ended December 31, 2013 (the “Report”) and that to the best of his knowledge:

A.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

B.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John W. Alexander	Dated: April 23, 2014
John W. Alexander
Chairman and Chief Executive Officer

/s/ William R. Jacobs	Dated: April 23, 2014
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.